Northmeadow Medical Center

ENVIRONMENTAL CERTIFICATION AND
INDEMNITY AGREEMENT

THIS ENVIRONMENTAL CERTIFICATION AND INDEMNITY AGREEMENT (“Agreement”) is made and delivered as of November 20, 2007, by NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company (“Borrower”), and NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation (“Guarantor”), jointly and severally (collectively with Borrower, the “Indemnitor”) for the benefit of and in favor of EQUITRUST LIFE INSURANCE COMPANY, an Iowa corporation (“Lender”).

RECITALS:

A. Borrower desires to obtain financing from Lender (the “Loan”) in the aggregate amount of $8,000,000.00 to be evidenced by a Secured Installment Note in an original principal amount of $8,000,000.00 (the “Note”). The Note will be secured by, among other things, a Deed to Secure Debt, Security Agreement and Financing Statement with Absolute Assignment of Rents and Leases (the “Security Deed”). Additionally, Borrower has or will execute in favor of Lender an Absolute Assignment of Leases, Rents and Income (the “Assignment of Leases”) and certain other documents evidencing, creating or securing the Note. The Note, the Security Deed, the Assignment of Leases and such other documents, agreements or instruments as shall now or hereafter evidence, create or secure the Loan are hereinafter sometimes collectively called the “Loan Documents.”

B. Lender is willing to make the Loan to Borrower only under certain terms and conditions, which include the execution and delivery of this Agreement by Indemnitor.

C. The parties other than Borrower comprising Indemnitor have a direct or indirect financial interest in Borrower and receive benefit from Lender making the Loan to Borrower.

NOW THEREFORE in consideration of the Loan and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Indemnitor, Indemnitor hereby covenants and agrees with Lender as follows:

1. Definitions. All terms not otherwise defined herein shall have the same meanings as set forth in the Security Deed. As used herein, the following terms shall have the following meanings:

(A) “Hazardous Materials” means any asbestos, asbestos containing materials, PCB’S, formaldehyde, carcinogens, hydrocarbons and other petroleum products or byproducts, harmful or toxic chemicals, pollutants, contaminants, flammables, explosives, radioactive or radon-containing materials, mold and mycotoxins, and other gases, substances, chemicals and materials defined under federal, state or local laws and regulations (whether now existing or hereafter enacted, formulated or imposed) as “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “pollutants” or “contaminants.” The term “Permitted Hazardous Materials” means commercially sold products otherwise within the definition of the term “Hazardous Materials,” but (1) which are used or disposed of by Borrower or used or sold by tenants of the Property in the ordinary course of their respective businesses, (2) the presence of which product is not prohibited by Applicable Environmental Laws, and (3) the use and disposal of which are in all respects in accordance with Applicable Environmental Laws.

(B) “Applicable Environmental Law(s)” shall mean all statutes, laws, ordinances, acts, rules, regulations, decrees, and rulings of all governmental authorities which relate or pertain to health, safety, the environment or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.A. Sec. 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, 42 U.S.C.A. Sec. 6901 et seq.; the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.A. Sec. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.A. Sec. 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. Sec. 2601 et seq.; the Clean Air Act, 42 U.S.C.A. Sec. 7401 et seq.; the Clean Water Act, 33 U.S.C.A. Sec. 1251 et seq.; and all similar or related laws of the State of Georgia, and all environmental regulation, cleaning and control laws of the State of Georgia, all as amended from time to time.

(C) “Disposal,” “release,” “threatened release,” “use,” “storage,” “disposition,” and “manufacture” shall have the definitions assigned thereto by CERCLA or other Applicable Environmental Laws.

(D) “Property” means the “Property,” the “Improvements” and all other “Deed Property” as those terms are defined in the Security Deed.

2. Representations and Agreements.

(A) Indemnitor hereby represents and warrants that: (i) to the best of Indemnitor’s knowledge, except to the extent set forth in any environmental reports provided to Lender, the Property does not contain or incorporate and is not threatened with contamination from Hazardous Materials; (ii) to the best of Indemnitor’s knowledge, the Property has never been used in connection with the handling, generation, storage, manufacture, release or disposal of Hazardous Materials other than Permitted Hazardous Materials; (iii) there have been no releases and, to Indemnitor’s knowledge, there are no threatened releases of Hazardous Materials on, onto, from, or under the Property; (iv) all current, and to the best of Indemnitor’s knowledge, all past uses of the Property comply with all Applicable Environmental Laws; (v) Indemnitor has never received notice of, and has no knowledge of a violation of any Applicable Environmental Law, and no action has been commenced or, to Indemnitor’s knowledge, threatened for non-compliance with any such laws; (vi) Indemnitor has not obtained and is not required by any Applicable Environmental Law to obtain any permit or license to construct or use the Property; (vii) the Property does not contain and to the best of Indemnitor’s knowledge has never contained an underground storage tank (including without limitation, a tank for which a permit to operate was obtained under the Underground Storage of Hazardous Substances Act or other Applicable Environmental Laws); (viii) no event has occurred which requires or required the owner of the Property to give any public entity notice of any spill, release, threatened release, disposal, disposition or existence of Hazardous Materials on, around, under or from the Property; and (ix) there has been no litigation brought or, to Indemnitor’s knowledge, threatened against Indemnitor or to Indemnitor’s knowledge after due investigation any prior owner of the Property, nor have any settlements been reached by or with Indemnitor or to Indemnitor’s knowledge any other party alleging the presence, generation, disposal, disposition, release, or threatened release of any Hazardous Materials on, onto, from, or under the Property.

(B) Indemnitor shall not use or permit the use (by lease or otherwise) of the Property for the generation, manufacture, release, transportation, treatment, handling, storage, or disposal of Hazardous Materials, other than Permitted Hazardous Materials.

(C) Indemnitor shall keep and maintain the Property and require all tenants, occupants, licensees and users of any portion of the Property to keep and maintain the Property in compliance with all Applicable Environmental Laws. Without limiting the generality of the foregoing, Indemnitor shall perform and pay for all clean-up or remediation requirements of all governmental authorities.

(D) Indemnitor shall clean up and lawfully dispose of all Hazardous Materials promptly upon discovery thereof.

(E) Indemnitor shall provide Lender with immediate written notice: (i) of Indemnitor’s obtaining knowledge of any potential or known release, spill, or threatened release of Hazardous Materials (other than Permitted Hazardous Materials) on, onto, from or under the Property, whether from a federal, state or other governmental authority, or otherwise; or (ii) of all claims made or threatened by any third party relating to any loss or injury from Hazardous Materials in, on, from, or under the Property.

(F) Indemnitor shall promptly report any release of Hazardous Materials (other than Permitted Hazardous Materials) in accordance with Applicable Environmental Laws.

(G) Indemnitor shall promptly deliver copies of any documents relating to any governmental proceedings relating to Hazardous Materials and all engineering reports, test reports and laboratory analyses concerning the Hazardous Materials affecting the Property to Lender.

3. Investigation. If any governmental entity requires the investigation of the Property and/or groundwater for the existence of Hazardous Materials, or Lender reasonably suspects or believes that there exists the threat of or there has been Hazardous Materials contamination of the Property and/or groundwater, Indemnitor, at its expense, shall promptly and thoroughly investigate the Property and/or groundwater for Hazardous Materials contamination. The professionals retained by Indemnitor and the scope of any such investigation shall be subject to Lender’s reasonable approval. In the event Indemnitor fails to complete an investigation for Hazardous Materials when required by this section, or if a default hereunder occurs or an Event of Default (as defined in the Security Deed) occurs or an event occurs which but for the passage of time or giving of notice, or both, would constitute a default hereunder or an Event of Default, Lender may, in its sole and absolute discretion, enter the Property and conduct the investigation at the expense of Indemnitor, after giving not less than five days written notice to Indemnitor. Such investigation may include obtaining one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert evaluating or confirming (i) whether any Hazardous Materials are present in, on, under or adjacent to the Property and (ii) whether the use and operation of the Property comply with Applicable Environmental Laws. Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, soil gas samples, surface water samples and groundwater samples, as well as such other investigations or analyses as are necessary or appropriate in Lender’s sole discretion for a complete determination of the compliance of the Property and the use and operation thereof with all Applicable Environmental Laws.

4. Change in Laws. In the event of any change in the laws governing the assessment, existence, release or removal of Hazardous Materials, such as but not limited to the identification of a new hazardous substance to be included in the definition of Hazardous Materials, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, Indemnitor shall take all such action (including, without limitation, the conducting of engineering tests at the sole expense of Indemnitor) to confirm that no Hazardous Materials are present on the Property.

5. Inspection. Indemnitor hereby agrees unconditionally that (i) absent an Event of Default, Lender or its agents shall have the right to enter upon and inspect the Property at any reasonable time upon five days’ written notice at Lender’s sole expense; and (ii) while an Event of Default exists, Lender or its agents shall have the right to enter and inspect the Property at any time without notice at Indemnitor’s sole expense.

6. Indemnity. Indemnitor, and each party comprising Indemnitor, jointly and severally, hereby agrees unconditionally and absolutely to defend, indemnify and hold harmless Lender and any participant in connection with the Loan (as described in Section 7.25 of the Security Deed) and their respective directors, officers, employees, and agents for, from and against any and all damages, diminution in value, penalties, fines, losses, liabilities, causes of actions, suits, claims, demands, costs, investigatory costs, expert witness fees and costs, and expenses (including all out-of-pocket litigation costs and the fees and expenses of counsel and the costs and related expense of any clean-up or remediation) of any nature, directly or indirectly arising out of or in connection with: (A) the inaccuracy or incompleteness of any representation or warranty provided in this Agreement; (B) the existence, use, generation, manufacture, migration, storage, spillage, release, threatened release, or disposal of Hazardous Materials on, onto, from or under the Property; and (C) any failure by Borrower to comply with the terms of any order of any federal, state or local authority having regulatory authority over environmental matters. Indemnitor’s obligations under this paragraph shall survive the closing and disbursement of the funds evidenced by the Note, payment of the Note, payment and performance of the Obligations (as defined under the Security Deed), any release, reconveyance, discharge or foreclosure of, or Grantee’s sale under the Security Deed, conveyance by deed in lieu of foreclosure, and any subsequent conveyance of the Deed Property (as that term is defined in the Security Deed) except to the extent any of the foregoing is related to the gross negligence or willful misconduct of Lender. Further, the indemnity contained herein shall continue in full force and effect and shall survive the payment and performance of the Loan, the release of any lien or encumbrance securing the Loan, any foreclosure (or action in lieu of foreclosure) of any lien or encumbrance securing the Loan, the exercise by Lender of any other remedy under any document securing the Loan, and any suit, proceeding or judgment against Indemnitor by Lender hereon.

7. General Provisions.

(A) This Agreement shall be binding upon Indemnitor and its successors and assigns (but nothing herein shall be or shall be deemed to be Lender’s consent (direct or implied) to any sale, transfer or conveyance of the Property) and shall inure to the benefit of Lender and its successors and assigns.

(B) The indemnity contained herein shall not be subject to any limitation of liability provisions contained in any Loan Documents and the liability of Indemnitor hereunder shall not be limited by any such similar limitation of liability provisions. All covenants, representations and warranties contained on the part of Borrower or Indemnitor herein and in the Loan Documents shall be cumulative and nothing herein shall be construed to limit any similar protection afforded Lender under the Loan Documents nor shall anything in the Loan Documents be construed to limit any similar protections afforded Lender herein.

(C) If any warranty, representation or statement contained herein shall be or shall prove to have been false when made or if the Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute a default hereunder and under the other Loan Documents and an Event of Default under the Security Deed, which shall entitle Lender to pursue any and all rights and remedies provided for hereunder and under the Loan Documents or otherwise available at law or in equity as a result of such Event of Default. All such rights and remedies shall be cumulative.

(D) Except as otherwise provided in paragraphs 6 and 7(A) of this Agreement, the warranties, representations and rights provided for in this Agreement are for the benefit of Lender and Indemnitor only. There are no third party beneficiaries to this Agreement.

(E) No promise, representation, warranty or agreement made subsequent to the date hereof by any party hereto, and no revocation or waiver, partial or otherwise, or amendment or modification of, this Agreement shall be effective unless the same shall be in writing and signed by the party to be charged therewith.

(F) All notices to be given by Lender to any Indemnitor or by any Indemnitor to Lender pursuant to this Agreement shall be sufficient if delivered to a nationally recognized overnight delivery service (1) if to Indemnitor, then to c/o NNN Healthcare/Office REIT Northmeadow, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705, Attn: Shannon Johnson; and (2) if to Lender, then to 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager; with a copy to Morain & Pugh, P.L.C., 5400 University Avenue, West Des Moines, Iowa 50266. Any time period provided in the giving of any notice hereunder shall commence upon, and any notice given in accordance herewith shall be effective upon, the date delivered to said overnight delivery service.

(G) Time is of the essence hereof.

(H) Notwithstanding the terms of any other agreement evidencing or securing the Loan, the liability of the Indemnitors hereunder is not limited to the Property and is not secured thereby, and Lender shall have full recourse to any and all assets of the Indemnitors with respect to any claim hereunder.

(I) This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same Agreement.

(J) In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’, professionals’ and consultants’ fees and court costs, whether at the trial court level or on any appeal. Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to reasonable attorneys’ fees actually incurred and not to statutory attorneys’ fees under O.C.G.A. § 13-1-11; provided, however, such attorneys’ fees actually incurred shall not exceed attorneys’ fees provided for in O.C.G.A. §13-1-11.

(K) The provisions hereof shall be in addition to, and shall not be affected or limited by any similar or dissimilar provisions of the Security Deed.

(L) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding principles of conflict of laws, and regardless of the domicile or location of any of the parties hereto or their principals or representatives.

(M) Each Guarantor represents and warrants to the Lender that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that each Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transaction contemplated by the Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Lender (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Lender.

(N) THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above.

Signed, sealed and delivered in the presence of: /s/ Phil C. Han Unofficial Witness /s/ Tracy Liu Unofficial Witness	NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company By: /s/ Shannon K S Johnson (Seal) Name: Shannon K S Johnson Title: Authorized Signatory

Signed, sealed and
delivered in the presence
of:	NNN HEALTHCARE/OFFICE REIT, INC., a Maryland Real
/s/ Phil C. Han	Estate Investment Trust
Unofficial Witness By: /s/ Shannon K S Johnson (Seal)
/s/ Tracy Liu	Name: Shannon K S Johnson
Unofficial Witness Title: Chief Financial Officer

STATE OF CALIFORNIA	)
) ss:
COUNTY OF ORANGE	)

On November 19, 2007 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Shannon K. S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Monica Chavez
Notary Public

[Seal] Monica Chavez
[Seal] Commission # 1762879
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Aug. 21, 2001

Commission Expiration Date:

August 21, 2001

[AFFIX NOTARIAL SEAL]

STATE OF CALIFORNIA	)
)ss:
COUNTY OF ORANGE	)

On November 19, 2007 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Shannon K. S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Monica Chavez
Notary Public

[Seal] Monica Chavez
[Seal] Commission # 1762879
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Aug. 21, 2001

Commission Expiration Date:

August 21, 2001

[AFFIX NOTARIAL SEAL]

[SIGNATURE PAGE TO ENVIRONMENTAL]